                                                                    EXHIBIT 4.15

                              DECLARATION OF TRUST


         DECLARATION OF TRUST, dated as of June 20, 2003, among American Financial Group, Inc., an Ohio corporation, as Sponsor, The Bank of New York (Delaware), a Delaware banking corporation, as Delaware Trustee, The Bank of New York, a New York banking corporation, as Property Trustee, and James C. Kennedy and Thomas E. Mischell as Regular Trustees (collectively with the Delaware Trustee and the Property Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "American Financial Capital Trust III", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of Ten Dollars ($10.00). The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

         3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an Exhibit to the Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery and licenses, consents or approvals required by applicable law or otherwise.

         4. The Sponsor and the Regular Trustees hereby authorize and direct the Sponsor, in each case on behalf of the Trust as the sponsor of the Trust, (i) to execute and file with the Securities and Exchange Commission (the "Commission")
(a) a Registration Statement on Form S-3 (the "Registration Statement") and any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust, and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to execute and file with the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market System as the Sponsor shall determine, a listing or other similar application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed or approved for quotation on the New York Stock Exchange, the American Stock Exchange or such other national securities exchange or the Nasdaq National Market System; (iii) to execute and file such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate and execute an underwriting agreement among the Trust, the Sponsor, an investment banking firm or firms of national reputation and the other parties thereto relating to the offer and sale of the Preferred Securities. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i)-(iii) above, (A) any Regular Trustee (or his attorneys-in-fact and agents or the Sponsor as permitted herein) is authorized on behalf of the Trust to file and execute such document on behalf of the Trust, provided that the Registration Statement shall be signed by all of the Regular Trustees, and (B) the Property Trustee and the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange (or such other national securities exchange or the Nasdaq National Market System) or state securities or "Blue Sky" laws, and in such case only to the extent so required. In connection with all of the foregoing, each Regular Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Karl J. Grafe and Fred J. Runk, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such Regular Trustee or in the Regular Trustee's name, place and stead, in any and all capacities, to sign the Registration Statement, the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such Regular Trustee might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided that, to the extent required by the Statutory Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any

Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor.

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                     AMERICAN FINANCIAL GROUP, INC.,
                                     as Sponsor



                                     By:      /s/ James C. Kennedy
                                          -------------------------------------
                                     Name: James C. Kennedy
                                     Title: Vice President


                                     THE BANK OF NEW YORK (Delaware),
                                     as Delaware Trustee



                                     By:    /s/ William T. Lewis
                                          -------------------------------------
                                     Name:  William T. Lewis
                                     Title: Sr. Vice President


                                     THE BANK OF NEW YORK,
                                     as Property Trustee



                                     By:    /s/ Paul Schmalzel
                                          -------------------------------------
                                     Name:  Paul Schmalzel
                                     Title: Vice President



                                        /s/ James C. Kennedy
                                     ------------------------------------------
                                     James C. Kennedy, as Trustee



                                       /s/ Thomas E. Mischell
                                     ------------------------------------------
                                     Thomas E. Mischell, as Trustee